Exhibit 10.3

Execution Copy

February 19, 2014

CTD Holdings, Inc.
14120 N.W. 126th Terrace
Alachua, Florida 32615

Gentlemen:

This letter constitutes the Voting Commitment Letter (the “Letter”) referred to in that certain Securities Purchase Agreement dated as of February 19, 2014 (the “Purchase Agreement”) by and among CTD Holdings, Inc. (“you” or the “Company”) and the investors identified on the signature pages thereto (the “Purchasers”) relating to the investment by the Purchasers of an aggregate amount of $500,000 in the common stock, par value $0.0001 per share, of the Company.  Capitalized terms used in this Letter and defined in the Purchase Agreement will have the meanings given to such terms in the Purchase Agreement.

The Company and the undersigned acknowledge that under the Purchase Agreement, and subject to the terms and conditions thereof, until the seven-year anniversary of the Closing Date, N. Scott Fine shall have certain board appointment rights as set forth in Section 5(d)(i) of the Purchase Agreement, and Markus Sieger shall have certain board appointment rights as set forth in Section 5(d)(ii) of the Purchase Agreement.

In consideration of the investment by the Purchasers in the Company at the Closing, and as a material inducement to such Purchasers and the Company to enter into the Purchase Agreement, the undersigned hereby agrees with you that, from and after the Closing Date and until the seven-year anniversary thereof, the undersigned will vote or cause to be voted all of the shares of Common Stock beneficially owned by him (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) as of the applicable record date, at any meeting of shareholders called for the purpose of electing directors of the Company, “for” the election to the Company’s board of directors (the “Board”) of the slate of directors nominated at such meeting by the Board, and will not support or participate in any “withhold the vote” or similar campaign, or support any other nominees other than the slate of directors nominated by the Board (including the Board Representatives, to the extent applicable).

Notwithstanding the foregoing or anything to the contrary in this Letter, nothing in this Letter shall in any way limit the undersigned’s rights as a stockholder to freely vote his securities on any matter other than with respect to the election of directors, or to dispose of such securities in a manner consistent with applicable law.

The undersigned agrees that this Letter may be amended only by the written consent of the undersigned and the Company, which consent of the Company shall be evidenced by the approval of a majority of the Board including each of the Board Representatives then serving.

This Letter will be governed by the internal laws of the State of Florida.

Please acknowledge your agreement with the terms of this Letter by signing below.

Very truly yours,

C.E. Rick Strattan

Accepted and agreed as of the date set forth above.

CTD HOLDINGS, INC.

By:
Name:
Title: